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                                   EXHIBIT 11

                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted except per share amounts)

                                                        1998             1997            1996
                                                        ----             ----            ----

Basic Earnings per share:

     Net income                                          $241,567      $299,375      $223,760
                                                         ========      ========      ========

     Average shares outstanding                           166,821       165,538       167,209
                                                         ========      ========      ========

     Net income per common share                         $   1.45      $   1.81      $   1.34
                                                         ========      ========      ========



Diluted earnings per share:

     Net income                                          $241,567      $299,375      $223,760

     Interest on convertible debentures--net of tax         1,918         2,712         2,859
                                                         --------      -------       --------
     Net income for per share calculation (diluted)      $243,485      $302,087      $226,619
                                                         ========      ========      ========



     Average shares outstanding                           166,821       165,538       167,209

     Effective of dilutive securities:

     5.5% convertible senior debentures                     3,490         3,928         5,368

     Stock options                                          1,767         1,329           769
                                                         --------      --------      --------
     Total dilutive shares                                172,078       170,795       173,346
                                                         ========      ========      ========

     Net income per common share--diluted                $   1.41      $   1.77      $   1.31
                                                         ========      ========      ========



Per share amounts reflect the effects of a three-for-one stock split effective to shareholders of record on April 24, 1998.